Exhibit 99.1

News Release

CONTACT:	Bradley S. Adams (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	April 18, 2006
Debra DeCourcy (Media)
(513) 534-4153

FIFTH THIRD BANCORP REPORTS FIRST QUARTER 2006

EARNINGS OF $ 0.65 PER DILUTED SHARE

Fifth Third Bancorp’s 2006 first quarter earnings per diluted share were $.65 compared to $.60 in the fourth quarter of 2005 and $.72 per diluted share for the same period in 2005. First quarter net income totaled $363 million compared to $332 million last quarter and $405 million in the same quarter last year. Return on average assets (ROA) and return on average equity (ROE) were 1.41 percent and 15.3 percent, respectively, compared to 1.62 percent and 18.0 percent in 2005’s first quarter.

“We are pleased with first quarter trends in deposits, loans, fee income and expenses. They illustrate the strength of our sales force and affiliate model,” stated George A. Schaefer, Jr., President and CEO of Fifth Third Bancorp. “Strong lending results, respectable deposit growth, well-behaved credit trends and excellent results from some of our fee businesses have not been enough to overcome the performance in spread-based revenues. The spread realized from the level of wholesale funding and fixed-rate securities on our balance sheet in prior years has resulted in margin compression and a considerable growth challenge for Fifth Third as short- and long-term interest rates have converged. As a result, earnings per share have decreased 10 percent compared to a year ago. As we look forward, however, we believe these pressures should lessen considerably. Loan growth and repricing remains strong, core noninterest revenue growth is solid, expenses are better controlled and funding costs should level off with interest rate tightening appearing to be nearing an end. A continuation of core trends similar to this quarter should result in a stable margin and improving bottom line performance as we move through 2006 and effectively position Fifth Third to deliver strong performance in 2007 as the margin normalizes.”

“Fifth Third’s focus for the remainder of 2006 will be on continuing to drive deposit growth and market share improvement, maintaining growth in high-quality consumer and commercial loans, enhancing and growing our fee businesses and controlling expenses. I believe that sustained performance in these areas will once again result in value creation for shareholders. The competitive strength of Fifth Third’s employees, demonstrated even in difficult years, combined with an expanded infrastructure make me extremely optimistic about the future. On behalf of our management team, employees and board members, we thank our shareholders for their continued confidence.”

Balance Sheet Trends

Retail transaction account growth and commercial customer additions resulted in good overall deposit trends in the first quarter of 2006. Compared to the first quarter last year, average core deposit balances increased by $3.3 billion, or six percent, and average transaction account balances increased by $1.4 billion, or three percent. Compared to the fourth quarter of 2005, average core deposit balances increased by four percent on an annualized basis and average transaction account balances were essentially unchanged despite the significant seasonal increases in commercial deposits typically seen in the fourth quarter. Fifth Third is continuing to devote significant focus on attracting new deposit accounts and retaining existing accounts in order to fund loan growth.

Loan and lease balances exhibited continued strength with average loans and leases increasing by $6.6 billion, or 10 percent, over first quarter last year and by $1.1 billion, or seven percent on an annualized sequential basis. Average commercial loan and lease balances increased by 12 percent over the same quarter last year and by $1.1 billion, or 11 percent on an annualized sequential basis. Average consumer loan and lease balances, excluding residential mortgage, increased by 12 percent over the same quarter last year and three percent on an annualized sequential basis despite reductions in the consumer lease portfolio and slowing growth in home equity balances.

Net Interest Income

Net interest income on a fully taxable equivalent basis decreased five percent, despite four percent growth in average earning assets, due to a 30 bp decline in the net interest margin compared to the first quarter of 2005. Margin compression resulted primarily from the prolonged and significant flattening of the yield curve, decreases in the net interest rate spread associated with increases in rates paid across deposit and other funding categories and continued mix shifts within the deposit base to higher cost time deposits. Earning asset growth trends relative to the same quarter last year have been muted, despite strong loan growth, by a $3.2 billion reduction in the average available-for-sale securities portfolio. Fifth Third is focused on maintaining recent strong loan growth trends and growing core deposit balances in order to improve the funding mix, more effectively fund future loan growth and improve net interest margin trends.

Compared to the fourth quarter of 2005, net interest income on a fully taxable equivalent basis decreased by $17 million, or nine percent annualized, due to modest growth in average earning assets, day count and 3 bp of contraction in the net interest margin. Based on the forward interest rate curve and a continuation of recent balance sheet trends, Fifth Third currently expects modest margin compression in the second quarter with improving trends later in 2006.

Noninterest Income

Improved performance in certain business line revenue categories resulted in good noninterest income performance in the first quarter of 2006. Overall, noninterest income, excluding operating lease revenues and securities gains and losses, increased by six percent over the same quarter last year. Compared to last quarter, total noninterest income decreased by $19 million due primarily to seasonal factors.

Electronic payment processing revenues increased 15 percent over the same quarter last year. First quarter trends are representative of continuing momentum in attracting new customer relationships moderated by slower growth in the level of retail sales transaction volumes. Comparisons to the fourth quarter of 2005 are impacted by the significant seasonal increases in transaction volumes typically seen in the fourth quarter. Fifth Third remains confident in the near and intermediate term growth outlook in this business and continues to see significant opportunities to attract new financial institution customers and retailers.

Sales of retail deposit accounts and corporate treasury management products led to an increase in deposit service revenues of four percent over the same quarter last year. Retail deposit revenue trends continue to improve and increased by five percent over the same quarter last year largely due to growth in the number of deposit accounts. Commercial deposit revenues increased by three percent over the same quarter last year with strong growth in relationships mitigated by the impact of higher interest rates on compensating balances in commercial deposit accounts. Compared to the fourth quarter of 2005, deposit revenues decreased by $7 million due to seasonal factors associated with retail deposit revenues.

Mortgage net service revenue totaled $47 million in the first quarter compared to $41 million in the same quarter last year. Mortgage originations remained strong and totaled $2.2 billion in the first quarter versus $2.5 billion last quarter and $1.9 billion in the first quarter of last year. First quarter mortgage banking net service revenue was comprised of $21 million in total origination fees and loan sales and $26 million in net servicing revenue. Net servicing revenue was comprised of $30 million of gross servicing fees, less $15 million in amortization and plus $11 million of net valuation adjustments on mortgage servicing rights and losses and mark-to-market adjustments on both settled and outstanding free-standing derivative financial instruments to hedge mortgage servicing rights. The mark-to-market adjustments and settlement of free-standing derivative financial instruments and corresponding valuation adjustments resulted from interest rate volatility and the resulting impact of changing prepayment speeds on the mortgage servicing portfolio. The mortgage servicing asset, net of the valuation reserve, was $462 million at March 31, 2006 on a servicing portfolio of $26.4 billion, compared to $433 million last quarter on a servicing portfolio of $25.7 billion.

Corporate banking revenue totaled $76 million in the first quarter this year, an increase of 23 percent over the $62 million delivered in the same quarter last year. Strong growth over the same quarter last year was broad-based highlighted by increases in loan and lease related fees, customer interest rate derivative sales and international revenues. Compared to the fourth quarter of 2005, corporate banking revenue decreased $16 million due to very strong fourth quarter results in loan and lease related fees and customer interest rate derivative sales.

Investment advisory revenues increased modestly compared to the same quarter last year and increased by $4 million compared to the fourth quarter of 2005. The increase in revenue compared to the fourth quarter resulted primarily from seasonal strength in retail brokerage and personal trust. Fifth Third continues to focus its efforts on improving execution in retail brokerage and growing the institutional money management business by improving penetration and cross-sell in our large middle market commercial customer base. Fifth Third Investment Advisors, among the largest money managers in the Midwest, has $33 billion in assets under management and $203 billion in assets under care.

Other noninterest income totaled $80 million in the first quarter, compared to $77 million last quarter and $108 million in the same quarter last year. The decrease in revenue relative to first quarter 2005 resulted primarily from continued runoff in the operating lease portfolio and declines in several other subcategories including consumer loan and lease fees, bank owned life insurance and student loan sales.

Credit Quality

First quarter credit quality trends improved significantly from fourth quarter 2005 levels. Net charge-offs as a percentage of average loans and leases were 42 bp in the first quarter, compared to 67 bp last quarter and 40 bp in the first quarter of 2005. Net charge-offs were $73 million in the first quarter, compared to $63 million in the same quarter last year and $117 million in the fourth quarter of 2005. Fourth quarter 2005 net charge-offs included approximately $27 million in losses to bankrupt commercial airline carriers and an approximate $15 million increase in consumer loan and lease losses associated with increased personal bankruptcies declared prior to the recently enacted reform legislation. Nonperforming assets were 51 bp of total loans and leases and other real estate owned at March 31, 2006, compared to 52 bp last quarter and 53 bp in the year ago first quarter. Overall, the level of nonperforming loans and net charge-offs remains a small percentage of the total loan and lease portfolio. The provision for loan and lease losses totaled $78 million in the first quarter compared to $67 million in the same quarter last year and $134 million in the fourth quarter of 2005. The allowance for loan and lease losses represents 1.05 percent of total loans and leases outstanding as of March 31, 2006, compared to 1.06 percent last quarter and 1.11 percent in the same quarter last year.

Noninterest Expense

Total noninterest expense increased by four percent over the same quarter last year and decreased by 17 percent annualized from fourth quarter 2005 levels. The increase in expenses compared to the same quarter last year was primarily due to increases in sales force headcount and occupancy expenditures related to the addition of de-novo banking centers. Compared to the fourth quarter of 2005, total noninterest expense decreased by $32 million. First quarter expense trends were controlled overall with comparisons to last quarter impacted by a significant seasonal increase in employee benefit related expenses in the first quarter, reductions in volume related bankcard expenditures and approximately $19 million in previously disclosed fourth quarter 2005 fraud and tax-related expenses.

Fifth Third expects growth in noninterest expenses in 2006 to continue to be modest with management focus in light of current revenue trends. Cost savings initiatives will be somewhat mitigated by continuing investment in certain high opportunity markets, including the expected addition of approximately 50 net new banking centers in 2006, in order to provide greater convenience to our customers and drive deposit and loan growth. Fifth Third’s efficiency ratio was 54.7 percent in the first quarter compared to 55.6 percent last quarter and 51.6 percent in the first quarter of 2005.

Conference Call

Fifth Third will host a conference call to discuss these first quarter financial results at 8:30 a.m. (Eastern Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available for approximately seven days by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode: 7896649#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $105.0 billion in assets, operates 19 affiliates with 1,132 full-service Banking Centers, including 120 Bank Mart® locations open seven days a week inside select grocery stores and 2,025 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2006, has $203 billion in assets under care, of which it manages $33 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Market System under the symbol “FITB.”

This press release may contain forward-looking statements about Fifth Third Bancorp and/or the company as combined with acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Bancorp and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which the Bancorp, one or more acquired entities and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect the Bancorp, one or more acquired entities and/or the combined company or the businesses in which the Bancorp, one or more acquired entities and/or the combined company are engaged; (8) difficulties in combining the operations of acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. The Bancorp undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this press release.

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Quarterly Financial Review for March 31, 2006

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change
	March 2006	December 2005	March 2005	Yr/Yr		Seq
Income Statement Data
Net interest income (a)	$718	$735	$759	(5%	)	(2%	)
Noninterest income	617	636	607	2%		(3%	)
Total revenue (a)	1,335	1,371	1,366	(2%	)	(3%	)
Provision for loan and lease losses	78	134	67	16%		(42%	)
Noninterest expense	731	763	705	4%		(4%	)
Net income	363	332	405	(10%	)	9%

Common Share Data
Earnings per share, basic	$0.66	$0.60	$0.73	(10%	)	10%
Earnings per share, diluted	0.65	0.60	0.72	(10%	)	8%
Cash dividends per common share	0.38	0.38	0.35	9%		-
Book value per share	17.01	17.00	16.04	6%		-
Dividend payout ratio	58.5%	63.3%	48.6%	20%		(8%	)
Market price per share:
High	$41.43	$42.50	$48.12	(14%	)	(3%	)
Low	36.30	35.04	42.05	(14%	)	4%
End of period	39.36	37.72	42.98	(8%	)	4%
Common shares outstanding (in thousands)	556,501	555,623	554,055	-		-
Average common shares outstanding (in thousands):
Basic	554,398	553,591	556,362	-		-
Diluted	556,869	556,322	561,659	(1%	)	-
Market capitalization	$21,904	$20,958	$23,813	(8%	)	5%
Price/earnings ratio (b)	14.52	13.57	16.22	(10%	)	7%

Financial Ratios
Return on average assets	1.41%	1.27%	1.62%	(13%	)	11%
Return on average equity	15.3%	13.9%	18.0%	(15%	)	10%
Noninterest income as a percent of total revenue	46%	46%	44%	5%		-
Average equity as a percent of average assets	9.17%	9.12%	9.02%	2%		1%
Net interest margin (a)	3.08%	3.11%	3.38%	(9%	)	(1%	)
Efficiency (a)	54.7%	55.6%	51.6%	6%		(2%	)
Effective tax rate	30.7%	28.9%	30.9%	(1%	)	6%

Credit Quality
Net losses charged off	$73	$117	$63	16%		(38%	)
Net losses charged off as a percent of average loans and leases	0.42%	0.67%	0.40%	5%		(37%	)
Allowance for loan and lease losses as a percent of loans and leases	1.05%	1.06%	1.11%	(5%	)	(1%	)
Allowance for credit losses as a percent of loans and leases	1.14%	1.16%	1.21%	(6%	)	(2%	)
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.51%	0.52%	0.53%	(4%	)	(2%	)

Average Balances
Loans and leases, including held for sale	$71,634	$70,489	$65,076	10%		2%
Total securities and other short-term investments	22,917	23,274	26,119	(12%	)	(2%	)
Total assets	104,736	103,988	101,009	4%		1%
Transaction deposits	48,951	48,937	47,581	3%		-
Core deposits	58,700	58,080	55,368	6%		1%
Interest-bearing deposits	53,746	52,038	49,763	8%		3%
Short-term borrowings	9,271	9,179	9,878	(6%	)	1%
Long-term debt	15,132	15,956	15,604	(3%	)	(5%	)
Shareholders’ equity	9,601	9,480	9,108	5%		1%

Regulatory Capital Ratios (c)
Tier I capital	8.39%	8.38%	8.40%	-		-
Total risk-based capital	10.41%	10.45%	10.78%	(3%	)	-
Tier I leverage	8.24%	8.08%	7.62%	8%		2%

Operations
Banking centers	1,132	1,119	1,092	4%		1%
ATMs	2,025	2,024	1,988	2%		-
Full-time equivalent employees	21,497	21,681	21,287	1%		(1%	)
(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	March 2006	December 2005	September 2005	June 2005	March 2005
Income Statement Data
Net interest income (a)	$718	$735	$745	$758	$759
Noninterest income	617	636	622	635	607
Total revenue (a)	1,335	1,371	1,367	1,393	1,366
Provision for loan and lease losses	78	134	69	60	67
Noninterest expense	731	763	732	728	705
Net income	363	332	395	417	405

Common Share Data
Earnings per share, basic	$0.66	$0.60	$0.71	$0.75	$0.73
Earnings per share, diluted	0.65	0.60	0.71	0.75	0.72
Cash dividends per common share	0.38	0.38	0.38	0.35	0.35
Book value per share	17.01	17.00	16.93	16.82	16.04
Dividend payout ratio	58.5%	63.3%	53.5%	46.7%	48.6%
Market price per share:
High	$41.43	$42.50	$43.99	$44.67	$48.12
Low	36.30	35.04	36.38	40.24	42.05
End of period	39.36	37.72	36.75	41.17	42.98
Common shares outstanding (in thousands)	556,501	555,623	554,400	555,938	554,055
Average common shares outstanding (in thousands):
Basic	554,398	553,591	553,855	553,872	556,362
Diluted	556,869	556,322	557,681	558,176	561,659
Market capitalization	$21,904	$20,958	$20,374	$22,888	$23,813
Price/earnings ratio (b)	14.52	13.57	14.76	15.77	16.22

Financial Ratios
Return on average assets	1.41%	1.27%	1.51%	1.63%	1.62%
Return on average equity	15.3%	13.9%	16.6%	18.1%	18.0%
Noninterest income as a percent of total revenue	46%	46%	46%	46%	44%
Average equity as a percent of average assets	9.17%	9.12%	9.11%	8.98%	9.02%
Net interest margin (a)	3.08%	3.11%	3.16%	3.29%	3.38%
Efficiency (a)	54.7%	55.6%	53.5%	52.2%	51.6%
Effective tax rate	30.7%	28.9%	29.2%	30.1%	30.9%

Credit Quality
Net losses charged off	$73	$117	$64	$55	$63
Net losses charged off as a percent of average loans and leases	0.42%	0.67%	0.38%	0.34%	0.40%
Allowance for loan and lease losses as a percent of loans and leases	1.05%	1.06%	1.06%	1.09%	1.11%
Allowance for credit losses as a percent of loans and leases	1.14%	1.16%	1.16%	1.20%	1.21%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.51%	0.52%	0.51%	0.51%	0.53%

Average Balances
Loans and leases, including held for sale	$71,634	$70,489	$68,556	$66,762	$65,076
Total securities and other short-term investments	22,917	23,274	24,915	25,716	26,119
Total assets	104,736	103,988	103,699	102,765	101,009
Transaction deposits	48,951	48,937	47,568	47,624	47,581
Core deposits	58,700	58,080	56,298	55,910	55,368
Interest-bearing deposits	53,746	52,038	50,402	49,858	49,763
Short-term borrowings	9,271	9,179	9,620	9,372	9,878
Long-term debt	15,132	15,956	16,914	17,049	15,604
Shareholders’ equity	9,601	9,480	9,451	9,224	9,108

Regulatory Capital Ratios (c)
Tier I capital	8.39%	8.38%	8.45%	8.48%	8.40%
Total risk-based capital	10.41%	10.45%	10.57%	10.80%	10.78%
Tier I leverage	8.24%	8.08%	7.93%	7.76%	7.62%

Operations
Banking centers	1,132	1,119	1,106	1,098	1,092
ATMs	2,025	2,024	1,996	1,994	1,988
Full-time equivalent employees	21,497	21,681	21,674	21,594	21,287
(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change
	March 2006	December 2005	March 2005	Yr/Yr		Seq
Interest Income
Interest and fees on loans and leases	$1,146	$1,098	$867	32%		4%
Interest on securities:
Taxable	242	243	267	(9%	)	-
Exempt from income taxes	8	9	10	(20%	)	(11%	)
Total interest on securities	250	252	277	(10%	)	(1%	)
Interest on other short-term investments	2	2	1	100%		-
Total interest income	1,398	1,352	1,145	22%		3%

Interest Expense
Interest on deposits:
Interest checking	99	94	63	57%		5%
Savings	76	67	27	181%		13%
Money market	55	50	25	120%		10%
Other time	89	81	52	71%		10%
Certificates - $100,000 and over	48	40	25	92%		20%
Foreign office	44	37	27	63%		19%
Total interest on deposits	411	369	219	88%		11%
Interest on federal funds purchased	51	49	25	104%		4%
Interest on short-term bank notes	-	-	5	(100%	)	NM
Interest on other short-term borrowings	44	36	27	63%		22%
Interest on long-term debt	181	170	118	53%		6%
Total interest expense	687	624	394	74%		10%

Net Interest Income	711	728	751	(5%	)	(2%	)

Provision for loan and lease losses	78	134	67	16%		(42%	)
Net interest income after provision for loan and lease losses	633	594	684	(7%	)	7%

Noninterest Income
Electronic payment processing revenue	196	204	171	15%		(4%	)
Service charges on deposits	126	133	121	4%		(5%	)
Mortgage banking net revenue	47	42	41	15%		12%
Investment advisory revenue	91	87	90	1%		5%
Corporate banking revenue	76	92	62	23%		(17%	)
Other noninterest income	80	77	108	(26%	)	4%
Securities gains (losses), net	1	1	14	(93%	)	-
Total noninterest income	617	636	607	2%		(3%	)

Noninterest Expense
Salaries, wages and incentives	284	287	265	7%		(1%	)
Employee benefits	87	65	82	6%		34%
Equipment expense	27	29	25	8%		(7%	)
Net occupancy expense	58	59	54	7%		(2%	)
Other noninterest expense	275	323	279	(1%	)	(15%	)
Total noninterest expense	731	763	705	4%		(4%	)
Income before income taxes and cumulative effect	519	467	586	(11%	)	11%
Applicable income taxes	160	135	181	(12%	)	19%
Income before cumulative effect	359	332	405	(11%	)	8%
Cumulative effect of change in accounting principle, net of tax (b)	4	-	-	NM		NM
Net income	$363	$332	$405	(10%	)	9%
Net income available to common shareholders (a)	$363	$332	$404	(10%	)	9%
(a)	Dividends on preferred stock are $.185 million for all quarters presented
(b)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	March 2006	December 2005	September 2005	June 2005	March 2005
Interest Income
Interest and fees on loans and leases	$1,146	$1,098	$1,017	$936	$867
Interest on securities:
Taxable	242	243	255	268	267
Exempt from income taxes	8	9	10	10	10
Total interest on securities	250	252	265	278	277
Interest on other short-term investments	2	2	1	1	1
Total interest income	1,398	1,352	1,283	1,215	1,145
Taxable equivalent adjustment	7	7	8	8	8
Total interest income (taxable equivalent)	1,405	1,359	1,291	1,223	1,153

Interest Expense
Interest on deposits:
Interest checking	99	94	86	71	63
Savings	76	67	48	35	27
Money market	55	50	37	28	25
Other time	89	81	68	61	52
Certificates - $100,000 and over	48	40	34	29	25
Foreign office	44	37	34	29	27
Total interest on deposits	411	369	307	253	219
Interest on federal funds purchased	51	49	35	29	25
Interest on short-term bank notes	-	-	-	2	5
Interest on other short-term borrowings	44	36	41	34	27
Interest on long-term debt	181	170	163	147	118
Total interest expense	687	624	546	465	394

Net interest income (taxable equivalent)	718	735	745	758	759

Provision for loan and lease losses	78	134	69	60	67
Net interest income (taxable equivalent) after provision for loan and lease losses	640	601	676	698	692

Noninterest Income
Electronic payment processing revenue	196	204	190	183	171
Service charges on deposits	126	133	137	132	121
Mortgage banking net revenue	47	42	45	46	41
Investment advisory revenue	91	87	89	92	90
Corporate banking revenue	76	92	71	74	62
Other noninterest income	80	77	82	93	108
Securities gains (losses), net	1	1	8	15	14
Total noninterest income	617	636	622	635	607

Noninterest Expense
Salaries, wages and incentives	284	287	285	295	265
Employee benefits	87	65	70	67	82
Equipment expense	27	29	26	25	25
Net occupancy expense	58	59	54	54	54
Other noninterest expense	275	323	297	287	279
Total noninterest expense	731	763	732	728	705
Income before income taxes and cumulative effect (taxable equivalent)	526	474	566	605	594
Taxable equivalent adjustment	7	7	8	8	8
Income before income taxes and cumulative effect	519	467	558	597	586
Applicable income taxes	160	135	163	180	181
Income before cumulative effect	359	332	395	417	405
Cumulative effect of change in accounting principle, net of tax (b)	4	-	-	-	-
Net income	$363	$332	$395	$417	$405
Net income available to common shareholders (a)	$363	$332	$395	$417	$404
(a)	Dividends on preferred stock are $.185 million for all quarters presented
(b)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	March 2006	December 2005	March 2005	Yr/Yr		Annual Seq
Assets
Cash and due from banks	$2,494	$3,078	$2,420	3%		(77%	)
Available-for-sale and other securities (a)	21,276	21,924	25,101	(15%	)	(12%	)
Held-to-maturity securities (b)	365	389	303	20%		(25%	)
Trading securities	156	117	128	22%		135%
Other short-term investments	159	158	1,213	(87%	)	3%
Loans held for sale	744	1,304	809	(8%	)	(174%	)
Portfolio loans and leases:
Commercial loans	19,878	19,174	17,500	14%		15%
Construction loans	6,600	7,037	5,922	11%		(25%	)
Commercial mortgage loans	9,861	9,188	9,048	9%		30%
Commercial lease financing	4,911	4,852	4,533	8%		5%
Residential mortgage loans	7,708	7,152	7,416	4%		32%
Consumer loans	22,210	22,084	19,698	13%		2%
Consumer lease financing	1,577	1,751	2,099	(25%	)	(40%	)
Unearned income	(1,323)	(1,313)	(1,314)	1%		3%
Portfolio loans and leases	71,422	69,925	64,902	10%		9%
Allowance for loan and lease losses	(749)	(744)	(717)	4%		3%
Portfolio loans and leases, net	70,673	69,181	64,185	10%		9%
Bank premises and equipment	1,798	1,726	1,529	18%		17%
Operating lease equipment	137	143	224	(39%	)	(17%	)
Goodwill	2,194	2,169	2,167	1%		5%
Intangible assets	189	208	243	(22%	)	(37%	)
Servicing rights	468	441	378	24%		25%
Other assets	4,391	4,387	4,013	9%		-
Total assets	$105,044	$105,225	$102,713	2%		(1%	)

Liabilities
Deposits:
Demand	$14,134	$14,609	$13,960	1%		(13%	)
Interest checking	17,511	18,282	19,722	(11%	)	(17%	)
Savings	11,902	11,276	9,711	23%		23%
Money market	6,399	6,129	4,777	34%		18%
Other time	10,105	9,313	8,017	26%		34%
Certificates - $100,000 and over	5,085	4,343	3,867	31%		69%
Foreign office	3,874	3,482	5,257	(26%	)	46%
Total deposits	69,010	67,434	65,311	6%		9%
Federal funds purchased	3,715	5,323	2,669	39%		(123%	)
Short-term bank notes	-	-	775	(100%	)	NM
Other short-term borrowings	4,472	4,246	4,925	(9%	)	22%
Accrued taxes, interest and expenses	2,169	2,142	2,273	(5%	)	5%
Other liabilities	1,463	1,407	1,551	(6%	)	16%
Long-term debt	14,746	15,227	16,321	(10%	)	(13%	)
Total liabilities	95,575	95,779	93,825	2%		(1%	)
Total shareholders’ equity (c)	9,469	9,446	8,888	7%		1%
Total liabilities and shareholders’ equity	$105,044	$105,225	$102,713	2%		(1%	)
(a) Amortized cost	$22,127	$22,533	$25,558	(13%	)	(7%	)
(b) Market values	365	389	303	20%		(25%	)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	-		-
Outstanding, excluding treasury	556,501	555,623	554,055	-		1%
Treasury	26,926	27,804	29,372	(8%	)	(13%	)

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	March 2006	December 2005	September 2005	June 2005	March 2005
Assets
Cash and due from banks	$2,494	$3,078	$3,372	$2,781	$2,420
Available-for-sale and other securities (a)	21,276	21,924	22,537	24,647	25,101
Held-to-maturity securities (b)	365	389	332	307	303
Trading securities	156	117	105	84	128
Other short-term investments	159	158	113	113	1,213
Loans held for sale	744	1,304	1,237	783	809
Portfolio loans and leases:
Commercial loans	19,878	19,174	18,591	18,013	17,500
Construction loans	6,600	7,037	6,529	6,201	5,922
Commercial mortgage loans	9,861	9,188	9,138	9,091	9,048
Commercial lease financing	4,911	4,852	4,731	4,639	4,533
Residential mortgage loans	7,708	7,152	7,353	7,042	7,416
Consumer loans	22,210	22,084	21,786	20,610	19,698
Consumer lease financing	1,577	1,751	1,910	1,994	2,099
Unearned income	(1,323)	(1,313)	(1,284)	(1,294)	(1,314)
Portfolio loans and leases	71,422	69,925	68,754	66,296	64,902
Allowance for loan and lease losses	(749)	(744)	(727)	(722)	(717)
Portfolio loans and leases, net	70,673	69,181	68,027	65,574	64,185
Bank premises and equipment	1,798	1,726	1,643	1,581	1,529
Operating lease equipment	137	143	159	161	224
Goodwill	2,194	2,169	2,176	2,178	2,167
Intangible assets	189	208	220	231	243
Servicing rights	468	441	417	378	378
Other assets	4,391	4,387	4,270	4,342	4,013
Total assets	$105,044	$105,225	$104,608	$103,160	$102,713

Liabilities
Deposits:
Demand	$14,134	$14,609	$14,294	$14,393	$13,960
Interest checking	17,511	18,282	18,169	18,811	19,722
Savings	11,902	11,276	10,437	9,653	9,711
Money market	6,399	6,129	5,855	4,732	4,777
Other time	10,105	9,313	8,867	8,513	8,017
Certificates - $100,000 and over	5,085	4,343	4,195	3,986	3,867
Foreign office	3,874	3,482	3,678	3,089	5,257
Total deposits	69,010	67,434	65,495	63,177	65,311
Federal funds purchased	3,715	5,323	3,548	4,523	2,669
Short-term bank notes	-	-	-	-	775
Other short-term borrowings	4,472	4,246	6,075	4,972	4,925
Accrued taxes, interest and expenses	2,169	2,142	2,136	2,456	2,273
Other liabilities	1,463	1,407	1,447	1,185	1,551
Long-term debt	14,746	15,227	16,522	17,494	16,321
Total liabilities	95,575	95,779	95,223	93,807	93,825
Total shareholders’ equity (c)	9,469	9,446	9,385	9,353	8,888
Total liabilities and shareholders’ equity	$105,044	$105,225	$104,608	$103,160	$102,713
(a) Amortized cost	$22,127	$22,533	$22,993	$24,814	$25,558
(b) Market values	365	389	332	307	303
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Outstanding, excluding treasury	556,501	555,623	554,400	555,938	554,055
Treasury	26,926	27,804	29,027	27,489	29,372

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended
	March 2006	March 2005
Total shareholders’ equity, beginning	$9,446	$8,924
Net income	363	405
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(158)	(223)
Qualifying cash flow hedges	3	9
Change in additional pension liability	-	60
Comprehensive income	208	251
Cash dividends declared:
Common stock	(211)	(194)
Preferred stock (a)	-	-
Stock-based awards exercised, including treasury shares issued	15	26
Stock-based compensation expense	9	18
Loans repaid (issued) related to exercise of stock-based awards, net	3	2
Change in corporate tax benefit related to stock-based compensation	(1)	3
Shares acquired for treasury	-	(1,640)
Shares issued in business combination	-	1,498
Other	-	-
Total shareholders’ equity, ending	$9,469	$8,888
(a)	Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	March 2006	December 2005	March 2005	Yr/Yr		Annual Seq
Assets
Interest-earning assets:
Loans and leases	$71,634	$70,489	$65,076	10%		7%
Taxable securities	22,116	22,376	24,935	(11%	)	(5%	)
Tax exempt securities	644	698	856	(25%	)	(31%	)
Other short-term investments	157	200	328	(52%	)	(87%	)
Total interest-earning assets	94,551	93,763	91,195	4%		3%
Cash and due from banks	2,668	2,847	2,619	2%		(25%	)
Other assets	8,261	8,105	7,909	4%		8%
Allowance for loan and lease losses	(744)	(727)	(714)	4%		9%
Total assets	$104,736	$103,988	$101,009	4%		3%

Liabilities
Interest-bearing liabilities:
Interest checking	$17,603	$17,828	$19,972	(12%	)	(5%	)
Savings	11,588	11,036	9,339	24%		20%
Money market	6,086	5,974	4,786	27%		8%
Other time	9,749	9,143	7,787	25%		27%
Certificates - $100,000 and over	4,670	4,354	3,539	32%		29%
Foreign office	4,050	3,703	4,340	(7%	)	38%
Federal funds purchased	4,553	4,771	4,170	9%		(19%	)
Short-term bank notes	-	-	775	(100%	)	NM
Other short-term borrowings	4,718	4,408	4,933	(4%	)	29%
Long-term debt	15,132	15,956	15,604	(3%	)	(21%	)
Total interest-bearing liabilities	78,149	77,173	75,245	4%		5%
Demand deposits	13,674	14,099	13,484	1%		(12%	)
Other liabilities	3,312	3,236	3,172	4%		10%
Total liabilities	95,135	94,508	91,901	4%		3%
Shareholders’ equity	9,601	9,480	9,108	5%		5%
Total liabilities and shareholders’ equity	$104,736	$103,988	$101,009	4%		3%

Average common shares outstanding (in thousands):
Basic	554,398	553,591	556,362	-		1%
Diluted	556,869	556,322	561,659	(1%	)	-

Yield Analysis
Interest-earning assets:
Loans and leases	6.51%	6.20%	5.42%
Taxable securities	4.44%	4.31%	4.34%
Tax exempt securities	7.59%	7.51%	7.36%
Other short-term investments	4.98%	4.41%	1.56%
Total interest-earning assets	6.03%	5.75%	5.13%

Interest-bearing liabilities:
Interest checking	2.28%	2.10%	1.27%
Savings	2.67%	2.41%	1.15%
Money market	3.64%	3.32%	2.14%
Other time	3.74%	3.50%	2.72%
Certificates - $100,000 and over	4.15%	3.66%	2.92%
Foreign office	4.39%	3.92%	2.48%
Federal funds purchased	4.50%	4.04%	2.41%
Short-term bank notes	-	-	2.53%
Other short-term borrowings	3.82%	3.27%	2.18%
Long-term debt	4.85%	4.25%	3.10%
Total interest-bearing liabilities	3.57%	3.21%	2.12%

Ratios:
Net interest margin (taxable equivalent)	3.08%	3.11%	3.38%
Net interest rate spread (taxable equivalent)	2.46%	2.54%	3.01%
Interest-bearing liabilities to interest-earning assets	82.65%	82.31%	82.51%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	March 2006	December 2005	September 2005	June 2005	March 2005
Assets
Interest-earning assets:
Loans and leases	$71,634	$70,489	$68,556	$66,762	$65,076
Taxable securities	22,116	22,376	24,013	24,771	24,935
Tax exempt securities	644	698	787	815	856
Other short-term investments	157	200	115	130	328
Total interest-earning assets	94,551	93,763	93,471	92,478	91,195
Cash and due from banks	2,668	2,847	2,742	2,822	2,619
Other assets	8,261	8,105	8,207	8,182	7,909
Allowance for loan and lease losses	(744)	(727)	(721)	(717)	(714)
Total assets	$104,736	$103,988	$103,699	$102,765	$101,009

Liabilities
Interest-bearing liabilities:
Interest checking	$17,603	$17,828	$18,498	$19,267	$19,972
Savings	11,588	11,036	9,939	9,697	9,339
Money market	6,086	5,974	5,154	4,755	4,786
Other time	9,749	9,143	8,730	8,286	7,787
Certificates - $100,000 and over	4,670	4,354	4,156	3,946	3,539
Foreign office	4,050	3,703	3,925	3,907	4,340
Federal funds purchased	4,553	4,771	4,001	3,952	4,170
Short-term bank notes	-	-	-	230	775
Other short-term borrowings	4,718	4,408	5,619	5,190	4,933
Long-term debt	15,132	15,956	16,914	17,049	15,604
Total interest-bearing liabilities	78,149	77,173	76,936	76,279	75,245
Demand deposits	13,674	14,099	13,977	13,905	13,484
Other liabilities	3,312	3,236	3,335	3,357	3,172
Total liabilities	95,135	94,508	94,248	93,541	91,901
Shareholders’ equity	9,601	9,480	9,451	9,224	9,108
Total liabilities and shareholders’ equity	$104,736	$103,988	$103,699	$102,765	$101,009

Average common shares outstanding (in thousands):
Basic	554,398	553,591	553,855	553,872	556,362
Diluted	556,869	556,322	557,681	558,176	561,659

Yield Analysis
Interest-earning assets:
Loans and leases	6.51%	6.20%	5.90%	5.64%	5.42%
Taxable securities	4.44%	4.31%	4.22%	4.33%	4.34%
Tax exempt securities	7.59%	7.51%	7.42%	7.29%	7.36%
Other short-term investments	4.98%	4.41%	3.49%	3.28%	1.56%
Total interest-earning assets	6.03%	5.75%	5.48%	5.30%	5.13%

Interest-bearing liabilities:
Interest checking	2.28%	2.10%	1.84%	1.49%	1.27%
Savings	2.67%	2.41%	1.90%	1.44%	1.15%
Money market	3.64%	3.32%	2.82%	2.37%	2.14%
Other time	3.74%	3.50%	3.14%	2.93%	2.72%
Certificates - $100,000 and over	4.15%	3.66%	3.28%	2.92%	2.92%
Foreign office	4.39%	3.92%	3.41%	2.98%	2.48%
Federal funds purchased	4.50%	4.04%	3.50%	2.97%	2.41%
Short-term bank notes	-	-	-	2.84%	2.53%
Other short-term borrowings	3.82%	3.27%	2.92%	2.63%	2.18%
Long-term debt	4.85%	4.25%	3.80%	3.46%	3.10%
Total interest-bearing liabilities	3.57%	3.21%	2.82%	2.44%	2.12%

Ratios:
Net interest margin (taxable equivalent)	3.08%	3.11%	3.16%	3.29%	3.38%
Net interest rate spread (taxable equivalent)	2.46%	2.54%	2.66%	2.86%	3.01%
Interest-bearing liabilities to interest-earning assets	82.65%	82.31%	82.31%	82.48%	82.51%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	March 2006	December 2005	September 2005	June 2005	March 2005
Average Loans and Leases (including unearned income)
Commercial:
Commercial loans	$19,461	$18,909	$18,203	$17,768	$18,073
Commercial mortgage	9,441	9,159	9,095	9,042	8,385
Commercial construction	6,211	6,051	5,700	5,467	4,870
Commercial leases	3,686	3,611	3,537	3,436	3,393
Subtotal - commercial	38,799	37,730	36,535	35,713	34,721
Consumer:
Residential mortgage	8,351	8,444	8,271	8,453	8,417
Residential construction	706	673	624	576	468
Credit card	855	825	778	755	830
Home equity	12,072	11,884	11,702	11,325	10,909
Other consumer loans	9,311	9,251	8,868	8,089	7,752
Consumer leases	1,540	1,682	1,778	1,851	1,979
Subtotal - consumer	32,835	32,759	32,021	31,049	30,355
Total average loans and leases	$71,634	$70,489	$68,556	$66,762	$65,076

End of Period Loans and Leases Serviced
Commercial:
Commercial loans	$19,878	$19,174	$18,591	$18,013	$17,500
Commercial mortgage	9,861	9,188	9,138	9,091	9,048
Commercial construction	5,883	6,342	5,880	5,590	5,365
Commercial leases	3,726	3,695	3,619	3,527	3,416
Subtotal - commercial	39,348	38,399	37,228	36,221	35,329
Consumer:
Residential mortgage	7,708	7,152	7,353	7,042	7,416
Residential construction	717	695	649	611	557
Credit card	851	866	805	749	790
Home equity	12,087	12,000	11,766	11,521	11,085
Other consumer loans	9,272	9,218	9,215	8,340	7,824
Consumer leases	1,439	1,595	1,738	1,812	1,901
Subtotal - consumer	32,074	31,526	31,526	30,075	29,573
Total portfolio loans and leases	71,422	69,925	68,754	66,296	64,902

Loans held for sale	744	1,304	1,237	783	809

Operating lease equipment	137	143	159	161	224

Loans and Leases Serviced for Others:
Residential mortgage (a)	26,399	25,669	24,525	24,497	23,341
Commercial mortgage (b)	2,183	2,126	2,095	2,067	2,043
Commercial loans (c)	3,182	2,744	2,528	2,346	2,351
Commercial leases (b)	271	264	240	269	271
Consumer loans (d)	774	871	972	1,089	1,192
Total loans and leases serviced for others	32,809	31,674	30,360	30,268	29,198
Total loans and leases serviced	$105,112	$103,046	$100,510	$97,508	$95,133

(a)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature and retains servicing responsibilities
(b)	Fifth Third sells certain commercial mortgage loans and commercial leases and retains servicing responsibilities
(c)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain investment grade commercial loans to an unconsolidated qualified special purpose entity, which is wholly-owned by an independent third party
(d)	Fifth Third sells certain consumer loans and retains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	March 2006	December 2005	September 2005	June 2005	March 2005
Tier I capital:
Shareholders’ equity	$9,469	$9,446	$9,385	$9,353	$8,888
Goodwill and certain other intangibles	(2,356)	(2,377)	(2,396)	(2,409)	(2,410)
Unrealized (gains) losses	561	405	310	127	314
Other	760	735	731	712	717
Total tier I capital	$8,434	$8,209	$8,030	$7,783	$7,509
Total risk-based capital:
Tier I capital	$8,434	$8,209	$8,030	$7,783	$7,509
Qualifying allowance for credit losses	840	838	823	819	809
Qualifying subordinated notes	1,193	1,193	1,193	1,312	1,316
Total risk-based capital	$10,467	$10,240	$10,046	$9,914	$9,634
Risk-weighted assets	$100,524	$97,994	$95,083	$91,791	$89,401
Ratios:
Average shareholders’ equity to average assets	9.17%	9.12%	9.11%	8.98%	9.02%
Regulatory capital:
Tier I capital	8.39%	8.38%	8.45%	8.48%	8.40%
Total risk-based capital	10.41%	10.45%	10.57%	10.80%	10.78%
Tier I leverage	8.24%	8.08%	7.93%	7.76%	7.62%
(a)	Current period regulatory capital data and ratios are estimated

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	March 2006	December 2005	September 2005	June 2005	March 2005
Summary of Credit Loss Experience
Losses charged off:
Commercial loans	($35)	($35)	($24)	($24)	($16)
Commercial mortgage loans	(2)	(3)	(5)	(3)	(2)
Construction loans	-	(3)	(1)	-	(1)
Residential mortgage loans	(4)	(5)	(3)	(5)	(5)
Consumer loans	(50)	(58)	(41)	(40)	(42)
Commercial lease financing	(1)	(28)	(1)	-	(8)
Consumer lease financing	(4)	(5)	(4)	(4)	(6)
Total losses	(96)	(137)	(79)	(76)	(80)

Recoveries of losses previously charged off:
Commercial loans	3	10	5	6	3
Commercial mortgage loans	-	1	-	1	1
Construction loans	-	-	-	-	1
Residential mortgage loans	-	-	-	-	-
Consumer loans	15	8	9	12	11
Commercial lease financing	2	-	-	1	-
Consumer lease financing	3	1	1	1	1
Total recoveries	23	20	15	21	17

Net losses charged off:
Commercial loans	(32)	(25)	(19)	(18)	(13)
Commercial mortgage loans	(2)	(2)	(5)	(2)	(1)
Construction loans	-	(3)	(1)	-	-
Residential mortgage loans	(4)	(5)	(3)	(5)	(5)
Consumer loans	(35)	(50)	(32)	(28)	(31)
Commercial lease financing	1	(28)	(1)	1	(8)
Consumer lease financing	(1)	(4)	(3)	(3)	(5)
Total net losses charged off	($73)	($117)	($64)	($55)	($63)

Allowance for loan and lease losses, beginning	$744	$727	$722	$717	$713
Total net losses charged off	(73)	(117)	(64)	(55)	(63)
Provision for loan and lease losses	78	134	69	60	67
Allowance for loan and lease losses, ending	$749	$744	$727	$722	$717

Reserve for unfunded commitments, beginning	$70	$69	$71	$67	$72
Provision for unfunded commitments	(1)	1	(2)	4	(6)
Acquisitions	-	-	-	-	1
Reserve for unfunded commitments, ending	$69	$70	$69	$71	$67

Components of allowance for credit losses:
Allowance for loan and lease losses	$749	$744	$727	$722	$717
Reserve for unfunded commitments	69	70	69	71	67
Total allowance for credit losses	$818	$814	$796	$793	$784

Nonperforming Assets and Delinquent Loans
Nonaccrual loans and leases (a)	$291	$294	$285	$273	$268
Renegotiated loans and leases	-	-	1	1	1
Other assets, including other real estate owned	73	67	65	66	74
Total nonperforming assets	$364	$361	$351	$340	$343
Ninety days past due loans and leases (a)	$160	$155	$156	$129	$129

Ratios
Net losses charged off as a percent of average loans and leases	0.42%	0.67%	0.38%	0.34%	0.40%
Allowance for loan and lease losses as a percent of loans and leases	1.05%	1.06%	1.06%	1.09%	1.11%
Allowance for credit losses as a percent of loans and leases	1.14%	1.16%	1.16%	1.20%	1.21%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.51%	0.52%	0.51%	0.51%	0.53%

(a)	Nonaccrual includes $33 million and Ninety Days Past Due includes $46 million of residential mortgage loans as of March 31, 2006